WATFORD REPORTS 2019 FOURTH QUARTER RESULTS AND THE AUTHORIZATION OF A NEW $50 MILLION SHARE REPURCHASE PROGRAM
PEMBROKE, Bermuda, February 11, 2020 -- (GLOBE NEWSWIRE)-- WATFORD HOLDINGS LTD. (“Watford” or the “Company”) (NASDAQ: WTRE) today reported a net loss of $16.9 million, after $1.2 million of preference dividends, for the three months ended December 31, 2019, compared to a net loss of $95.3 million, after payment of $4.9 million of preference dividends, in the same period in 2018. Book value per diluted common share was $43.49 at December 31, 2019, an increase of 10.9% from December 31, 2018. The quarterly results included:

•
Net loss available to common shareholders of $16.9 million, or $(0.79) per diluted common share, compared to a net loss of $95.3 million, or $(4.20) per diluted common share, for the 2018 fourth quarter;

•
Combined ratio of 128.3%, comprised of a 100.9% loss ratio, a 22.3% acquisition expense ratio and a 5.1% general and administrative expense ratio, compared to a combined ratio of 115.4% for the prior year fourth quarter, comprised of a 87.9% loss ratio, a 23.4% acquisition expense ratio and a 4.1% general and administrative expense ratio;

•
Net interest income of $29.8 million, a 1.4% yield on average net assets, for the 2019 fourth quarter, compared to net interest income of $30.0 million and a 1.5% yield on average net assets for the 2018 fourth quarter;

•
Net investment income of $32.1 million, a 1.5% return on average net assets, for the 2019 fourth quarter, compared to a net investment loss of $61.1 million and a (3.0)% return on average net assets for the 2018 fourth quarter;

•	The Company repurchased 2,789,405 common shares at an average price of $26.89 per share, fully utilizing the Company's previously announced $75 million share repurchase program.

•
In addition, the Board of Directors has authorized a new share repurchase program under which the Company may repurchase up to $50 million of its outstanding common shares from time to time on the open market or in privately negotiated transactions.

Commenting on the 2019 fourth quarter financial results, John Rathgeber, CEO of Watford, said:
"As reported in our press release of January 28, 2020, our results for the 2019 fourth quarter were negatively impacted by prior year loss reserve strengthening of $24 million and current accident year loss reserve strengthening of approximately $4 million. The reserve increase primarily relates to two large casualty reinsurance contracts, one of which is in run-off, and one of which has been renewed at progressively smaller participations over the past several years.
While painful in the short term, this was the prudent and responsible course of action based on the level of ceding company reported losses compared to actuarial projections. Our response to the data was decisive and we feel confident about the overall level of our net loss reserves, which stand at $1.1 billion.
Our investment income was quite strong, both for the quarter and the year. The net investment income return on net invested assets was 1.5% for the 2019 fourth quarter and 6.0% for the full year. The ratio of net invested assets to equity was 2.5:1 as of December 31, 2019, which points to the return on equity potential of the business going forward.

Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

We fully utilized our $75 million share repurchase program during the 2019 fourth quarter. The Board has authorized a new share repurchase program for up to $50 million. The exact timing and magnitude of further share repurchases is dependent on a number of factors, but will likely be deployed at a slower pace than our prior program in order to pursue opportunities in an improving insurance market.
Our ultimate objective is to steadily grow book value per share over time. By this measure, we are pleased to report 3.4% quarterly growth in book value per diluted common share, which stands at $43.49 as of December 31, 2019. For the 2019 full year, the increase in book value per diluted common share was 10.9%.
As we enter the new year, we are optimistic about the prospects for further book value growth due to the overall positive insurance rate environment, the composition of our in-force insurance and reinsurance portfolio, the strength of our balance sheet, the earnings power of our fixed-income investment portfolio, and the potential material accretive benefit of our new share repurchase program.”
Underwriting
The following table summarizes the Company’s underwriting results on a consolidated basis:

	Three Months Ended December 31,			Year Ended December 31,
	2019	2018	% Change	2019	2018	% Change
	($ in thousands)
Gross premiums written	$156,254	$160,937	(2.9)%	$754,881	$735,015	2.7%
Net premiums written	112,353	132,360	(15.1)%	532,862	604,175	(11.8)%
Net premiums earned	133,446	146,973	(9.2)%	556,690	578,862	(3.8)%
Underwriting income (loss) (1)	(37,819)	(22,660)	(66.9)%	(54,076)	(25,840)	(109.3)%

			% Point Change			% Point Change
Loss ratio	100.9%	87.9%	13.0%	81.4%	76.2%	5.2%
Acquisition expense ratio	22.3%	23.4%	(1.1)%	22.8%	24.4%	(1.6)%
General & administrative expense ratio	5.1%	4.1%	1.0%	5.5%	3.9%	1.6%
Combined ratio	128.3%	115.4%	12.9%	109.7%	104.5%	5.2%
Adjusted combined ratio (2)	126.4%	114.2%	12.2%	107.3%	103.3%	4.0%
(1) Underwriting income (loss) is a non-U.S. GAAP financial measure and is calculated as net premiums earned, less loss and loss adjustment expenses, acquisition expenses and general and administrative expenses. See “Comments on Regulation G” for further discussion, including a reconciliation of underwriting income (loss) to net income (loss) available to common shareholders.
(2) Adjusted combined ratio is a non-U.S. GAAP financial measure and is calculated by dividing the sum of loss and loss adjustment expenses, acquisition expenses and general and administrative expenses, less certain corporate expenses, by the sum of net premiums earned and other underwriting income (loss). See “Comments on Regulation G” for further discussion, including a reconciliation of our adjusted combined ratio to our combined ratio.

Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

The following table provides summary information regarding premiums written and earned by line of business:

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
	($ in thousands)
Gross premiums written:
Casualty reinsurance	$26,680	$52,025	$279,967	$274,661
Other specialty reinsurance	34,931	45,087	119,518	196,170
Property catastrophe reinsurance	844	1,684	16,226	10,424
Insurance programs and coinsurance	93,799	62,141	339,170	253,760
Total	$156,254	$160,937	$754,881	$735,015

Net premiums written:
Casualty reinsurance	$26,532	$51,379	$225,758	$273,048
Other specialty reinsurance	33,078	42,837	114,876	181,096
Property catastrophe reinsurance	874	1,678	15,517	10,193
Insurance programs and coinsurance	51,869	36,466	176,711	139,838
Total	$112,353	$132,360	$532,862	$604,175

Net premiums earned:
Casualty reinsurance	$55,352	$72,124	$238,437	$278,656
Other specialty reinsurance	30,929	37,420	149,688	162,691
Property catastrophe reinsurance	3,692	3,555	13,399	10,998
Insurance programs and coinsurance	43,473	33,874	155,166	126,517
Total	$133,446	$146,973	$556,690	$578,862
The following table shows the components of our loss and loss adjustment expenses for the three months and years ended December 31, 2019 and 2018:

	Three Months Ended December 31,				Year Ended December 31,
	2019		2018		2019		2018
	Loss and Loss Adjustment Expenses	% of Earned Premiums	Loss and Loss Adjustment Expenses	% of Earned Premiums	Loss and Loss Adjustment Expenses	% of Earned Premiums	Loss and Loss Adjustment Expenses	% of Earned Premiums
	($ in thousands)
Current year	$110,510	82.8%	$129,101	87.8%	$429,322	77.1%	$443,482	76.6%
Prior year development (favorable)/adverse	24,145	18.1%	67	0.1%	23,813	4.3%	(2,227)	(0.4)%
Loss and loss adjustment expenses	$134,655	100.9%	$129,168	87.9%	$453,135	81.4%	$441,255	76.2%
Results for the three months ended December 31, 2019 versus 2018:
Gross and net premiums written in the 2019 fourth quarter were 2.9% and 15.1% lower, respectively, than the 2018 fourth quarter. The decrease in premiums reflected a reduction in reinsurance premiums, offset in part by an increase of new and renewal business bound in insurance programs and coinsurance in the 2019 fourth quarter.

Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

Net premiums earned in the 2019 fourth quarter were 9.2% lower than the 2018 fourth quarter. The decrease in premiums reflected prior period reduced participations in casualty reinsurance and other specialty reinsurance, offset in part by increased writings in insurance programs and coinsurance.
The loss ratio was 100.9% in the 2019 fourth quarter compared to 87.9% in the 2018 fourth quarter. In the 2019 fourth quarter, we experienced $5.0 million in catastrophe losses, primarily due to Typhoon Hagibis in Japan. The increase in the loss ratio reflects 18.1 points of prior year and 2.9 points of current year loss reserve strengthening, primarily in the casualty reinsurance line of business. Casualty reinsurance prior year loss reserves were strengthened by $24.0 million, primarily due to a higher than anticipated level of reported losses on one professional lines quota share treaty program and one non-renewed multi-line quota share treaty. The loss reserve development in the prior year fourth quarter had essentially been flat.
The acquisition expense ratio was 22.3% in the 2019 fourth quarter, compared to 23.4% in the 2018 fourth quarter, reflecting changes in the mix and type of business.
The general and administrative expense ratio was 5.1% in the 2019 fourth quarter, compared to 4.1% in the 2018 fourth quarter. The 1.0 point increase versus the prior year fourth quarter was attributable to ongoing public company expenses. Removing certain corporate expenses, our adjusted general and administrative expense ratio was 3.7% in the 2019 fourth quarter compared to 3.4% in the 2018 fourth quarter.

Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

Investments
The following table summarizes the Company’s key investment returns on a consolidated basis:

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
	($ in thousands)
Interest income	$40,775	$43,086	$163,888	$152,916
Investment management fees - related parties	(4,807)	(4,390)	(18,392)	(17,006)
Borrowing and miscellaneous other investment expenses	(6,142)	(8,741)	(29,285)	(28,377)
Net interest income	29,826	29,955	116,211	107,533
Realized gains (losses) on investments	(10,664)	4,599	(7,948)	(4,788)
Unrealized gains (losses) on investments	16,769	(102,196)	32,191	(109,046)
Investment performance fees - related parties	(3,849)	6,558	(12,191)	(48)
Net investment income (loss)	$32,082	$(61,084)	$128,263	$(6,349)

Unrealized gains on investments (balance sheet)	$47,203	$17,109	$47,203	$17,109
Unrealized losses on investments (balance sheet)	(110,448)	(134,494)	(110,448)	(134,494)
Net unrealized gains (losses) on investments (balance sheet)	$(63,245)	$(117,385)	$(63,245)	$(117,385)

Net interest income yield on average net assets (1)	1.4%	1.5%	5.4%	5.4%
Non-investment grade portfolio (1)	1.7%	1.9%	6.8%	7.0%
Investment grade portfolio (1)	0.6%	0.5%	2.5%	1.9%
Net investment income return on average net assets (1)	1.5%	(3.0)%	6.0%	(0.3)%
Non-investment grade portfolio (1)	1.7%	(4.3)%	6.8%	(0.2)%
Investment grade portfolio (1)	0.9%	0.8%	3.9%	0.9%

Net investment income return on average total investments (2)	1.2%	(2.2)%	4.6%	(0.2)%
Non-investment grade portfolio (2)	1.4%	(3.4)%	5.7%	(0.1)%
Investment grade portfolio (2)	0.9%	0.8%	3.9%	0.9%
(1) Net interest income yield on average net assets and net investment income return on average net assets are calculated by dividing net interest income, and net investment income (loss), respectively, by average net assets. Net assets is calculated as the sum of total investments, accrued investment income and receivables for securities sold, less revolving credit agreement borrowings, payable for securities purchased and payable for securities sold short. For the three- and twelve-month period, average net assets is calculated using the averages of each quarterly period. However, for the investment grade portfolio component of these returns, revolving credit agreement borrowings are not subtracted from the net assets calculation. The separate components of these returns (non-investment grade portfolio and investment grade portfolio) are non-U.S. GAAP financial measures. See “Comments on Regulation G” for further discussion, including a reconciliation of these components of our net interest income yield on average net assets and net investment income return on average net assets.
(2) Net investment income return on average total investments is calculated by dividing net investment income by average total investments. For the three- and twelve-month period, average total investments is calculated using the averages of each quarterly period. The separate components of these returns (non-investment grade portfolio and investment grade portfolio) are non-U.S. GAAP financial measures. See “Comments on Regulation G” for further discussion, including a reconciliation of these components of our net investment income return on average total investments.

Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

The following chart shows the composition of our non-investment grade and investment grade portfolios as of December 31, 2019:

As of December 31, 2019
Non-Investment Grade
($ in millions)
Total non-investment grade investments	$1,862.3

Portfolio allocation by asset class:
Term loans	57.1%
Corporate bonds	11.5%
Short-term investments	12.5%
Asset-backed securities	10.2%
Equities	6.7%
Other investments	1.6%
Mortgage-backed securities	0.4%
Total	100.0%

As of December 31, 2019
Investment Grade
($ in millions)
Total investment grade investments	$846.9

Portfolio allocation by asset class:
U.S. government and government agency bonds	33.7%
Corporate bonds	18.7%
Asset-backed securities	17.2%
Non-U.S. government and government agency bonds	15.8%
Short-term investments	11.4%
Mortgage-backed securities	2.9%
Municipal government and government agency bonds	0.3%
Total	100.0%

Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

Corporate Function
The Company has a corporate function that includes general and administrative expenses related to corporate activities, interest expense, net foreign exchange gains (losses), income tax expense and items related to the Company’s contingently redeemable preference shares.
The Company incurred an interest expense of $3.0 million for the three months ended December 31, 2019, in relation to the 6.5% senior notes issued on July 2, 2019. Interest is paid semi-annually in arrears on January 2 and July 2.
Net foreign exchange gains (losses), which relate to underwriting, fair value option investments, fair value through net income investments, cash and cash equivalents, revolving credit agreement borrowings and realized amounts for available-for-sale investments, are included in the consolidated statements of income (loss).
Unrealized net foreign exchange gains (losses), which relate to available-for-sale investments, are included in the statement of comprehensive income (loss) within "unrealized holding gains (losses) arising during the period".
The consolidated statements of income (loss) include net foreign exchange losses of $7.5 million for the 2019 fourth quarter, while the statement of comprehensive income (loss) includes unrealized net foreign exchange gains of $7.5 million for the 2019 fourth quarter.
Preference dividends were $1.2 million and $4.9 million for the three months ended December 31, 2019 and 2018, respectively.
The Board of Directors has authorized a new share repurchase program under which the Company may repurchase up to $50 million of its outstanding common shares. Repurchases under the new $50 million authorization may be effected from time to time in open market or privately negotiated transactions. The timing and amount of the repurchase transactions under this program will depend on a variety of factors, including market conditions, the level of future earnings, and rating agency and regulatory considerations.
Conference Call
The Company will hold a conference call on Wednesday, February 12, 2020 at 1:00 p.m. Eastern time to discuss its 2019 fourth quarter results. A live webcast of this call will be available via the Investors section of the Company’s website at http://investors.watfordre.com. A replay of the conference call will also be available via the Investors section of the Company’s website beginning on February 13, 2020.
About Watford Holdings Ltd.
Watford Holdings Ltd. is a global property and casualty insurance and reinsurance company with approximately $1.1 billion in capital as of December 31, 2019, comprised of: $172.4 million of senior notes, $52.3 million of contingently redeemable preference shares and $872.4 million of common shareholders’ equity, with operations in Bermuda, the United States and Europe. Its operating subsidiaries have been assigned financial strength ratings of “A-” (Excellent) from A.M. Best and “A” from Kroll Bond Rating Agency.

Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	(Unaudited)
	December 31,	December 31,
	2019	2018
Assets	($ in thousands)
Investments:
Term loans, fair value option (Amortized cost: $1,113,212 and $1,055,664)	$1,061,934	$1,000,652
Fixed maturities, fair value option (Amortized cost: $432,576 and $972,653)	416,594	922,819
Short-term investments, fair value option (Cost: $325,542 and $281,959)	329,303	282,132
Equity securities, fair value option	59,799	56,638
Other investments, fair value option	30,461	49,762
Investments, fair value option	1,898,091	2,312,003
Fixed maturities, available for sale (Amortized cost: $739,456 and $397,509)	745,708	393,351
Equity securities, fair value through net income	65,338	33,013
Total investments	2,709,137	2,738,367
Cash and cash equivalents	102,437	63,529
Accrued investment income	14,025	19,461
Premiums receivable	273,657	227,301
Reinsurance recoverable on unpaid and paid losses and loss adjustment expenses	170,974	86,445
Prepaid reinsurance premiums	132,577	61,587
Deferred acquisition costs, net	64,044	80,858
Receivable for securities sold	16,288	24,507
Intangible assets	7,650	7,650
Funds held by reinsurers	42,505	44,830
Other assets	17,562	18,321
Total assets	$3,550,856	$3,372,856
Liabilities
Reserve for losses and loss adjustment expenses	$1,263,628	$1,032,760
Unearned premiums	438,907	390,114
Losses payable	61,314	24,750
Reinsurance balances payable	77,066	21,034
Payable for securities purchased	18,180	60,142
Payable for securities sold short	66,257	8,928
Revolving credit agreement borrowings	484,287	693,917
Senior notes	172,418	—
Amounts due to affiliates	4,467	5,888
Investment management and performance fees payable	17,762	3,807
Other liabilities	21,912	20,916
Total liabilities	$2,626,198	$2,262,256
Commitments and contingencies
Contingently redeemable preference shares	52,305	220,992
Shareholders’ equity
Common shares ($0.01 par; shares authorized: 120 million; shares issued: 22,692,300 and 22,682,875)	227	227
Additional paid-in capital	898,083	895,386
Retained earnings (deficit)	43,470	(1,275)
Accumulated other comprehensive income (loss)	5,629	(4,730)
Common shares held in treasury, at cost (shares: 2,789,405 and Nil)	(75,056)	—
Total shareholders’ equity	872,353	889,608
Total liabilities, contingently redeemable preference shares and shareholders’ equity	$3,550,856	$3,372,856

Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

CONSOLIDATED STATEMENTS OF INCOME (LOSS) AND COMPREHENSIVE INCOME (LOSS) (UNAUDITED)

	(Unaudited)		(Unaudited)
	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Revenues	($ in thousands except share and per share data)
Gross premiums written	$156,254	$160,937	$754,881	$735,015
Gross premiums ceded	(43,901)	(28,577)	(222,019)	(130,840)
Net premiums written	112,353	132,360	532,862	604,175
Change in unearned premiums	21,093	14,613	23,828	(25,313)
Net premiums earned	133,446	146,973	556,690	578,862
Other underwriting income (loss)	568	630	2,412	2,722
Interest income	40,775	43,086	163,888	152,916
Investment management fees - related parties	(4,807)	(4,390)	(18,392)	(17,006)
Borrowing and miscellaneous other investment expenses	(6,142)	(8,741)	(29,285)	(28,377)
Net interest income	29,826	29,955	116,211	107,533
Realized and unrealized gains (losses) on investments	6,105	(97,597)	24,243	(113,834)
Investment performance fees - related parties	(3,849)	6,558	(12,191)	(48)
Net investment income (loss)	32,082	(61,084)	128,263	(6,349)
Total revenues	166,096	86,519	687,365	575,235
Expenses
Loss and loss adjustment expenses	(134,655)	(129,168)	(453,135)	(441,255)
Acquisition expenses	(29,785)	(34,428)	(126,788)	(141,136)
General and administrative expenses	(6,825)	(6,037)	(30,843)	(22,311)
Interest expense	(2,950)	—	(5,791)	—
Net foreign exchange gains (losses)	(7,536)	1,764	(8,247)	3,611
Non-recurring direct listing expenses	—	(9,000)	—	(9,000)
Total expenses	(181,751)	(176,869)	(624,804)	(610,091)
Income (loss) before income taxes	(15,655)	(90,350)	62,561	(34,856)
Income tax expense	—	—	(20)	(27)
Net income (loss) before preference dividends	(15,655)	(90,350)	62,541	(34,883)
Preference dividends	(1,209)	(4,909)	(13,632)	(19,633)
Accelerated amortization of costs related to the redemption of preference shares	—	—	(4,164)	—
Net income (loss) available to common shareholders	$(16,864)	$(95,259)	$44,745	$(54,516)
Other comprehensive income (loss) net of income tax:
Available-for-sale investments:
Unrealized holding gains (losses) arising during the period (1)	$5,847	$(1,010)	$16,021	$(5,204)
Reclassification of net realized (gains) losses, net of income taxes, included in net income	(2,146)	362	(5,611)	1,046
Foreign currency translation adjustments	(384)	160	(51)	400
Other comprehensive income (loss) net of income tax	3,317	(488)	10,359	(3,758)
Comprehensive income (loss)	$(13,547)	$(95,747)	$55,104	$(58,274)
Earnings (loss) per share:
Basic	$(0.79)	$(4.20)	$2.00	$(2.40)
Diluted	$(0.79)	$(4.20)	$2.00	$(2.40)
Weighted average number of ordinary shares used in the determination of earnings (loss) per share:
Basic	21,277,287	22,682,875	22,366,682	22,682,875
Diluted	21,277,287	22,682,875	22,373,968	22,682,875
(1) Includes $7.5 million and $(1.4) million unrealized net foreign exchange gains (losses) for the three months ended December 31, 2019 and 2018. Includes $3.4 million and $(2.7) million unrealized net foreign exchange gains (losses) for the years ended December 31, 2019 and 2018.

Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Numerator:	($ in thousands except share and per share data)
Net income (loss) before preference dividends	$(15,655)	$(90,350)	$62,541	$(34,883)
Preference dividends	(1,209)	(4,909)	(13,632)	(19,633)
Accelerated amortization of costs related to the redemption of preference shares	—	—	(4,164)	—
Net income (loss) available to common shareholders	$(16,864)	$(95,259)	$44,745	$(54,516)
Denominator:
Weighted average common shares outstanding - basic	21,277,287	22,682,875	22,366,682	22,682,875
Effect of dilutive common share equivalents:
Weighted average non-vested restricted share units (1)(2)	—	—	7,286	—
Weighted average common shares outstanding - diluted	21,277,287	22,682,875	22,373,968	22,682,875
Earnings (loss) per common share:
Basic	$(0.79)	$(4.20)	$2.00	$(2.40)
Diluted	$(0.79)	$(4.20)	$2.00	$(2.40)
(1) During the second quarter of 2019, the Company granted 165,287 restricted share units and common shares to certain employees and directors, 82,360 of which are non-vested as of December 31, 2019.
(2) The weighted average non-vested restricted share units are excluded from the calculation of diluted weighted average common shares outstanding for the three months ended December 31, 2019, due to a net loss reported.

	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December, 31, 2018
Numerator:	($ in thousands except share and per share data)
Total shareholders’ equity	$872,353	$960,773	$961,296	$941,891	$889,608
Denominator:
Common shares outstanding - basic	19,976,397	22,765,802	22,765,802	22,682,875	22,682,875
Effect of dilutive common share equivalents:
Non-vested restricted share units (1)	82,360	82,360	82,360	—	—
Common shares outstanding - diluted	20,058,757	22,848,162	22,848,162	22,682,875	22,682,875

Book value per common share	$43.67	$42.20	$42.23	$41.52	$39.22
Book value per diluted common share	$43.49	$42.05	$42.07	$41.52	$39.22
(1) During the second quarter of 2019, the Company granted 165,287 restricted share units and common shares to certain employees and directors, 82,360 of which are non-vested as of December 31, 2019.

Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

Comments on Regulation G
Throughout this release, the Company presents its operations in the way it believes will be the most meaningful and useful to investors, analysts, rating agencies and others who use the Company’s financial information in evaluating the performance of the Company and that investors and such other persons benefit from having a consistent basis for comparison between quarters and for comparison with other companies within the industry. These measures may not, however, be comparable to similarly titled measures used by companies outside of the insurance industry. Investors are cautioned not to place undue reliance on these non-GAAP financial measures in assessing the Company’s overall financial performance.
This presentation includes the use of “underwriting income (loss)” (which is defined as net premiums earned less loss and loss adjustment expenses, acquisition expenses and general and administrative expenses), “adjusted underwriting income (loss)” (which is defined as underwriting income (loss) plus other underwriting income (loss) less certain corporate expenses), and “adjusted combined ratio” (which is calculated by dividing the sum of loss and loss adjustment expenses, acquisition expenses and general and administrative expenses, less certain corporate expenses, by the sum of net premiums earned and other underwriting income (loss)). Certain corporate expenses are generally comprised of non-recurring costs of the holding company, such as costs associated with the initial setup of subsidiaries, as well as costs associated with the ongoing operations of the holding company such as compensation of certain executives.
The presentation of underwriting income (loss), adjusted underwriting income (loss) and the adjusted combined ratio are non-GAAP financial measures as defined in Regulation G. The reconciliation of such measures to net income (loss) available to common shareholders (the most directly comparable GAAP financial measure) in accordance with Regulation G is included on the following pages of this release.
Underwriting income (loss) is useful in evaluating our underwriting performance, without regard to other underwriting income (losses), net investment income (losses), net foreign exchange gains (losses), interest expense, income tax expenses and preference dividends, and adjusted underwriting income (loss) is useful in evaluating our underwriting performance, without regard to net investment income (losses), net foreign exchange gains (losses), interest expense, income tax expenses, preference dividends and certain corporate expenses, and the adjusted combined ratio is a key indicator of our profitability, without regard to certain corporate expenses.  The Company believes that preference dividends, income tax expense, foreign exchange gains (losses), interest expense, net investment income (loss), other underwriting income (loss) and certain corporate expenses in any particular period are not indicative of the performance of, or trends in, the Company’s underwriting performance. Although preference dividends, income tax expense, foreign exchange gains (losses), interest expense, net investment income (loss) and other underwriting income (loss) are an integral part of the Company’s operations, the decision to realize investment gains or losses, the recognition of the change in the carrying value of investments accounted for using the fair value option in net realized gains or losses, and the recognition of foreign exchange gains or losses are independent of the underwriting process and result, in large part, from general economic and financial market conditions. Furthermore, certain users of the Company’s financial information believe that, for many companies, the timing of the realization of investment gains or losses is largely opportunistic. The Company believes that certain corporate expenses, due to their non-recurring nature, are not indicative of the performance of, or trends in, the Company’s business performance. Due to these reasons, the Company excludes preference dividends, income tax expense, foreign exchange gains (losses), interest expense, net investment income (loss), other underwriting income (loss) from the calculation of underwriting income (loss), and excludes preference dividends, income tax expense, foreign exchange gains (losses), interest expense, net investment income (loss) and certain corporate expenses from the calculation of adjusted underwriting income (loss) and the adjusted combined ratio.

Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

The Company believes that showing underwriting income (loss), adjusted underwriting income (loss) and the adjusted combined ratio exclusive of the items referred to above reflects the underlying fundamentals of the Company’s business since the Company evaluates the performance of its business using underwriting income (loss), adjusted underwriting income (loss) and the adjusted combined ratio. The Company believes that this presentation enables investors and other users of the Company’s financial information to analyze the Company’s performance in a manner similar to how the Company’s management analyzes performance. The Company also believes that this measure follows industry practice and, therefore, allows the users of the Company’s financial information to compare the Company’s performance with its industry peer group. The Company believes that the equity analysts and certain rating agencies, which follow the Company and the insurance industry as a whole generally exclude these items from their analysis for the same reasons.
This presentation also includes the non-investment grade portfolio and investment grade portfolio components of our investment returns: “net interest income yield on average net assets” (calculated as net interest income divided by average net assets), “net investment income return on average total investments” (calculated as net investment income divided by average total investments), and “net investment income return on average net assets” (calculated as net investment income divided by average net assets). Net assets is calculated as the sum of total investments, accrued investment income and receivables for securities sold, less revolving credit agreement borrowings, payable for securities purchased and payables for securities sold short. For the three and twelve-month periods, average net assets is calculated using the averages of each quarterly period. However, for the investment grade portfolio component of these returns, the impact of the revolving credit agreement borrowings is not subtracted from net interest income, net investment income (loss) or the net assets calculation.
The presentation of the separate components of our investment returns (non-investment grade portfolio and investment grade portfolio) are non-GAAP financial measures as defined in Regulation G. The reconciliation of such measures to net interest income and net investment income (loss), the most directly comparable GAAP financial measures, in accordance with Regulation G is included on the following pages of this release.
The non-investment grade portfolio and investment grade portfolio components of our investment returns (net interest income yield on average net assets, net investment income return on average net assets and on average total investments, respectively) are useful in evaluating our investment performance. The non-investment grade portfolio components of these investment returns reflect the performance of our investment strategy under HPS Investment Partners, LLC (“HPS”), which includes the use of leverage. The investment grade portfolio component of these returns reflect the performance of the investment portfolios that predominantly support our underwriting collateral.

Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

The following tables present a reconciliation of underwriting income (loss) to net income (loss) available to common shareholders, and a reconciliation of adjusted underwriting income (loss) to underwriting income (loss):

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
	($ in thousands)
Net income (loss) available to common shareholders	$(16,864)	$(95,259)	$44,745	$(54,516)
Preference dividends	1,209	4,909	13,632	19,633
Accelerated amortization of costs related to the redemption of preference shares	—	—	4,164	—
Net income (loss) before preference dividends	(15,655)	(90,350)	62,541	(34,883)
Income tax expense	—	—	20	27
Interest expense	2,950	—	5,791	—
Net foreign exchange (gains) losses	7,536	(1,764)	8,247	(3,611)
Non-recurring direct listing expenses	—	9,000	—	9,000
Net investment (income) loss	(32,082)	61,084	(128,263)	6,349
Other underwriting (income) loss	(568)	(630)	(2,412)	(2,722)
Underwriting income (loss)	(37,819)	(22,660)	(54,076)	(25,840)
Certain corporate expenses	1,882	1,009	10,812	4,109
Other underwriting income (loss)	568	630	2,412	2,722
Adjusted underwriting income (loss)	$(35,369)	$(21,021)	$(40,852)	$(19,009)

Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

The adjusted combined ratio reconciles to the combined ratio for the three months and years ended December 31, 2019 and 2018 as follows:

	Three Months Ended December 31,
	2019			2018
	Amount	Adjustment	As Adjusted	Amount	Adjustment	As Adjusted
	($ in thousands)
Losses and loss adjustment expenses	$134,655	$—	$134,655	$129,168	$—	$129,168
Acquisition expenses	29,785	—	29,785	34,428	—	34,428
General & administrative expenses (1)	6,825	(1,882)	4,943	6,037	(1,009)	5,028
Net premiums earned (1)	133,446	568	134,014	146,973	630	147,603

Loss ratio	100.9%			87.9%
Acquisition expense ratio	22.3%			23.4%
General & administrative expense ratio	5.1%			4.1%
Combined ratio	128.3%			115.4%
Adjusted loss ratio			100.5%			87.5%
Adjusted acquisition expense ratio			22.2%			23.3%
Adjusted general & administrative expense ratio			3.7%			3.4%
Adjusted combined ratio			126.4%			114.2%
(1) Adjustments include certain corporate expenses, which are deducted from general and administrative expenses, and other underwriting income (loss), which is added to net premiums earned.

	Year Ended December 31,
	2019			2018
	Amount	Adjustment	As Adjusted	Amount	Adjustment	As Adjusted
	($ in thousands)
Losses and loss adjustment expenses	$453,135	$—	$453,135	$441,255	$—	$441,255
Acquisition expenses	126,788	—	126,788	141,136	—	141,136
General & administrative expenses (1)	30,843	(10,812)	20,031	22,311	(4,109)	18,202
Net premiums earned (1)	556,690	2,412	559,102	578,862	2,722	581,584

Loss ratio	81.4%			76.2%
Acquisition expense ratio	22.8%			24.4%
General & administrative expense ratio	5.5%			3.9%
Combined ratio	109.7%			104.5%
Adjusted loss ratio			81.0%			75.9%
Adjusted acquisition expense ratio			22.7%			24.3%
Adjusted general & administrative expense ratio			3.6%			3.1%
Adjusted combined ratio			107.3%			103.3%
(1) Adjustments include certain corporate expenses, which are deducted from general and administrative expenses, and other underwriting income (loss), which is added to net premiums earned.

Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

The following tables summarize the components of our total investment return for the three months and years ended December 31, 2019 and 2018:

	Three Months Ended December 31, 2019				Three Months Ended December 31, 2018
	Non-Investment Grade	Investment Grade	Cost of U/W Collateral (4)	Total	Non-Investment Grade	Investment Grade	Cost of U/W Collateral (4)	Total
	($ in thousands)
Interest income	$34,435	$6,340	$—	$40,775	$38,253	$4,833	$—	$43,086
Investment management fees - related parties	(4,431)	(376)	—	(4,807)	(4,090)	(300)	—	(4,390)
Borrowing and miscellaneous other investment expenses	(2,807)	(316)	(3,019)	(6,142)	(5,419)	(101)	(3,221)	(8,741)
Net interest income	27,197	5,648	(3,019)	29,826	28,744	4,432	(3,221)	29,955
Net realized gains (losses) on investments	(13,539)	2,875	—	(10,664)	5,590	(991)	—	4,599
Net unrealized gains (losses) on investments (1)	17,283	(514)	—	16,769	(105,208)	3,012	—	(102,196)
Investment performance fees - related parties	(3,849)	—	—	(3,849)	6,558	—	—	6,558
Net investment income (loss)	$27,092	$8,009	$(3,019)	$32,082	$(64,316)	$6,453	$(3,221)	$(61,084)

Average total investments (2)	$1,869,300	$870,208	$—	$2,739,508	$1,905,464	$851,710	$—	$2,757,174
Average net assets (3)	$1,635,302	$872,771	$(328,750)	$2,179,323	$1,492,417	$852,176	$(304,487)	$2,040,106

Net interest income yield on average net assets (3)	1.7%	0.6%		1.4%	1.9%	0.5%		1.5%
Net investment income return on average total investments (2)	1.4%	0.9%		1.2%	(3.4)%	0.8%		(2.2)%
Net investment income return on average net assets (3)	1.7%	0.9%	(0.9)%	1.5%	(4.3)%	0.8%	(1.1)%	(3.0)%
(1) Net unrealized gains (losses) on investments excludes unrealized gains and losses from the available for sale portfolios, which are recorded in other comprehensive income.
(2) Net investment income return on average total investments is calculated by dividing net investment income by average total investments. For the three-month period, average total investments is calculated using the average of the beginning and ending balance of each quarterly period. However, for the investment grade portfolio component of these returns, the impact of revolving credit agreement borrowings is not subtracted from net investment income.
(3) Net interest income yield on average net assets and net investment income return on average net assets are calculated by dividing net interest income, and net investment income (loss), respectively, by average net assets. For the non-investment grade component of investment returns and total investment returns, net assets is calculated as the sum of total investments, accrued investment income and receivables for securities sold, less total revolving credit agreement borrowings, payable for securities purchased and payable for securities sold short. However, for the investment grade portfolio component of these returns, the impact of the revolving credit agreement borrowings is not subtracted from net interest income, net investment income (loss), or the net assets calculation.
(4) The cost of underwriting collateral is calculated as the revolving credit agreement expenses for the investment grade portfolios divided by the average total revolving credit agreement borrowings for the investment grade portfolios during the period.

Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

	Year Ended December 31, 2019				Year Ended December 31, 2018
	Non-Investment Grade	Investment Grade	Cost of U/W Collateral (4)	Total	Non-Investment Grade	Investment Grade	Cost of U/W Collateral (4)	Total
	($ in thousands)
Interest income	$139,280	$24,608	$—	$163,888	$135,847	$17,069	$—	$152,916
Investment management fees - related parties	(16,877)	(1,515)	—	(18,392)	(15,818)	(1,188)	—	(17,006)
Borrowing and miscellaneous other investment expenses	(15,047)	(983)	(13,255)	(29,285)	(16,994)	(375)	(11,008)	(28,377)
Net interest income	107,356	22,110	(13,255)	116,211	103,035	15,506	(11,008)	107,533
Net realized gains (losses) on investments	(13,147)	5,199	—	(7,948)	392	(5,180)	—	(4,788)
Net unrealized gains (losses) on investments (1)	24,729	7,462	—	32,191	(105,768)	(3,278)	—	(109,046)
Investment performance fees - related parties	(12,191)	—	—	(12,191)	(48)	—	—	(48)
Net investment income (loss)	$106,747	$34,771	$(13,255)	$128,263	$(2,389)	$7,048	$(11,008)	$(6,349)

Average total investments (2)	$1,872,835	$900,641	$—	$2,773,476	$1,851,650	$812,186	$—	$2,663,836
Average net assets (3)	$1,568,980	$900,069	$(325,527)	$2,143,522	$1,472,297	$814,154	$(287,765)	$1,998,686

Net interest income yield on average net assets (3)	6.8%	2.5%		5.4%	7.0%	1.9%		5.4%
Net investment income return on average total investments (2)	5.7%	3.9%		4.6%	(0.1)%	0.9%		(0.2)%
Net investment income return on average net assets (3)	6.8%	3.9%	(4.1)%	6.0%	(0.2)%	0.9%	(3.8)%	(0.3)%
(1) Net unrealized gains (losses) on investments excludes unrealized gains and losses from the available for sale portfolios, which are recorded in other comprehensive income.
(2) Net investment income return on average total investments is calculated by dividing net investment income by average total investments. For the twelve-month period, average total investments is calculated using the average of the beginning and ending balance of each quarterly period. However, for the investment grade portfolio component of these returns, the impact of revolving credit agreement borrowings is not subtracted from net investment income.
(3) Net interest income yield on average net assets and net investment income return on average net assets are calculated by dividing net interest income, and net investment income (loss), respectively, by average net assets. For the non-investment grade component of investment returns and total investment returns, net assets is calculated as the sum of total investments, accrued investment income and receivables for securities sold, less total revolving credit agreement borrowings, payable for securities purchased and payable for securities sold short. However, for the investment grade portfolio component of these returns, the impact of the revolving credit agreement borrowings is not subtracted from net interest income, net investment income (loss), or the net assets calculation.
(4) The cost of underwriting collateral is calculated as the revolving credit agreement expenses for the investment grade portfolios divided by the average total revolving credit agreement borrowings for the investment grade portfolios during the period.

Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

	As of December 31, 2019				As of December 31, 2018
	Non-Investment Grade	Investment Grade	Borrowings for U/W Collateral	Total	Non-Investment Grade	Investment Grade	Borrowings for U/W Collateral	Total
	($ in thousands)
Average total investments - QTD	$1,869,300	$870,208	$—	$2,739,508	$1,905,464	$851,710	$—	$2,757,174
Average total investments - YTD	1,872,835	900,641	—	2,773,476	1,851,650	812,186	—	2,663,836

Average net assets - QTD	1,635,302	872,771	(328,750)	2,179,323	1,492,417	852,176	(304,487)	2,040,106
Average net assets - YTD	1,568,980	900,069	(325,527)	2,143,522	1,472,297	814,154	(287,765)	1,998,686

Total investments	$1,862,253	$846,884	$—	$2,709,137	$1,882,591	$855,776	$—	$2,738,367
Accrued investment income	9,679	4,346	—	14,025	15,000	4,461	—	19,461
Receivable for securities sold	16,275	13	—	16,288	23,820	687	—	24,507
Less: Payable for securities purchased	18,180	—	—	18,180	60,142	—	—	60,142
Less: Payable for securities sold short	66,257	—	—	66,257	8,928	—	—	8,928
Less: Revolving credit agreement borrowings	155,537	—	328,750	484,287	386,430	—	307,487	693,917
Net assets	$1,648,233	$851,243	$(328,750)	$2,170,726	$1,465,911	$860,924	$(307,487)	$2,019,348
Non-investment grade borrowing ratio (1)	9.4%				26.4%

Unrealized gains on investments	$38,057	$9,146	$—	$47,203	$15,635	$1,474	$—	$17,109
Unrealized losses on investments	(108,444)	(2,004)	—	(110,448)	(119,633)	(14,861)	—	(134,494)
Net unrealized gains (losses) on investments	$(70,387)	$7,142	$—	$(63,245)	$(103,998)	$(13,387)	$—	$(117,385)
(1) The non-investment grade borrowing ratio is calculated as revolving credit agreement borrowings divided by net assets.

Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

Cautionary Note Regarding Forward-Looking Statements
The Private Securities Litigation Reform Act of 1995 (the “PSLRA”) provides a “safe harbor” for forward-looking statements. This release or any other written or oral statements made by or on behalf of the Company may include forward-looking statements, which reflect the Company’s current views with respect to future events and financial performance. All statements other than statements of historical fact included in or incorporated by reference in this release are forward-looking statements. Forward-looking statements, for purposes of the PSLRA or otherwise, can generally be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” and similar statements of a future or forward-looking nature or their negative or variations or similar terminology. These forward-looking statements include statements regarding the Company’s return on equity potential and prospects for further book value growth.
Forward-looking statements involve the Company’s current assessment of risks and uncertainties. Actual events and results may differ materially from those expressed or implied in these statements. Important factors that could cause actual events or results to differ materially from those indicated in such statements are discussed below and elsewhere in this release, in the Company’s Registration Statement on Form S-1 (File No. 333-230080) (as amended, the “Form S-1”) filed with the Securities and Exchange Commission (the “SEC”), and in the Company’s periodic reports filed with the SEC, and include:

•	our limited operating history;

•	fluctuations in the results of our operations;

•	our ability to compete successfully with more established competitors;

•	our losses exceeding our reserves;

•	downgrades, potential downgrades or other negative actions by rating agencies;

•	our dependence on key executives and inability to attract qualified personnel, or the potential loss of Bermudian personnel as a result of Bermuda employment restrictions;

•	our dependence on letter of credit facilities that may not be available on commercially acceptable terms;

•	our potential inability to pay dividends or distributions;

•	our potential need for additional capital in the future and the potential unavailability of such capital to us on favorable terms or at all;

•	our dependence on clients’ evaluations of risks associated with such clients’ insurance underwriting;

•	the suspension or revocation of our subsidiaries’ insurance licenses;

•	Watford Holdings potentially being deemed an investment company under U.S. federal securities law;

•	the potential characterization of us and/or any of our subsidiaries as a passive foreign investment company (“PFIC”);

•	our dependence on certain subsidiaries of Arch Capital Group Ltd. (“Arch”) for services critical to our underwriting operations;

•	changes to our strategic relationship with Arch or the termination by Arch of any of our services agreements or quota share agreements;

Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

•	our dependence on HPS and Arch Investment Management Ltd. (“AIM”) to implement our investment strategy;

•	the termination by HPS or AIM of any of our investment management agreements;

•	risks associated with our investment strategy being greater than those faced by competitors;

•	changes in the regulatory environment;

•	our potentially becoming subject to U.S. federal income taxation;

•	our potentially becoming subject to U.S. withholding and information reporting requirements under the U.S. Foreign Account Tax Compliance Act (“FATCA”) provisions; and

•
the other matters set forth under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business” and other sections of the Company’s Form S-1, as well as the other factors set forth in the Company’s other documents on file with the SEC, and management’s response to any of the aforementioned factors.

All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with other cautionary statements that are included herein or elsewhere. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.
Contacts
Robert L. Hawley: (441) 278-3456
rhawley@watfordre.com

Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com